SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
________________________________

Date of Report (Date of earliest event reported) August 10, 2004

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 State Street, Beloit, Wisconsin	53511
	(Address of principal executive offices)	(Zip Code)

(608) 364-8800
Registrant’s telephone number, including area code

Item 7. Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits. The following exhibit is being filed herewith.

(99) Press Release of REGAL-BELOIT Corporation dated August 10, 2004

Item 9. Regulation FD Disclosure.

On August 10, 2004, REGAL-BELOIT Corporation (the “Company”) issued a press release announcing the signing of a definitive agreement for REGAL-BELOIT Corporation to acquire GE’s Commercial AC motor business. The Company anticipates closing the acquisition in September. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”).

The Company intends that certain matters disclosed in this Current Report (including the exhibit hereto) are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of August 10, 2004. Factors that could cause such a variance include, but are not limited to, cyclical downturns affecting the markets for capital goods, substantial increases in interest rates which impact the cost of the Company’s outstanding debt, the success of the Company’s management in increasing sales and maintaining or improving the operating margins of its business, the availability of or material increases in the costs of select raw materials or parts, actions taken by competitors, and the Company’s ability to satisfy various covenant requirements under its credit facility. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report (including the exhibit hereto) are made only as of August 10, 2004, and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ David A. Barta

David A. Barta

Vice President, Chief Financial Officer

Dated: August 12, 2004

Exhibit 99

REGAL-BELOIT CORPORATION

to acquire Commercial AC Motor Business

from General Electric Company

Beloit, WI & Fairfield, CT – August 10, 2004 – REGAL-BELOIT CORPORATION (AMEX:RBC) and the General Electric Company (NYSE: GE) today announced that they have signed a definitive agreement for REGAL-BELOIT CORPORATION to acquire GE’s Commercial AC motor business. The transaction is expected to close by September, following the completion of customary regulatory clearance. GE’s Commercial AC motor business includes a full line of AC motors for pump, compressor, equipment and commercial HVAC applications.

James L. Packard, CEO and Chairman of REGAL-BELOIT CORPORATION commented, “We are extremely excited about the addition of the GE Commercial AC motor business. This acquisition significantly improves our position in the industrial motor channel through new products, applications and distribution. The Commercial AC business also provides us a significant manufacturing presence in Mexico and introduces us to outstanding technical resources in India. The business will add approximately $130 million in sales to the company and be financed through our existing credit facilities.”

According to Lloyd Trotter, President & CEO, GE Consumer & Industrial, “We’re pleased that this transaction will align the Commercial AC motors business with an organization who has both a core competency and a strategy for growth in the motors industry, and who will continue to deliver world-class technology for customers around the world.”

Robert W. Baird and Co. served as the financial advisor to REGAL-BELOIT CORPORATION.

Additional terms will be disclosed upon closing of the transaction.

About REGAL-BELOIT CORPORATION:

REGAL-BELOIT CORPORATION (AMEX:RBC) is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Europe and Asia. For more information, visit the company’s website at www.regal-beloit.com .

About General Electric:

GE (NYSE: GE) is a diversified technology, media and financial services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company’s website at http://www.ge.com.

Cautionary Concerning Forward-Looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in GE and REGAL-BELOIT’s filings with the Securities and Exchange Commission.

For more information:

REGAL-BELOIT CORPORATION

Media: Fritz Hollenbach

V.P. Administration & Human Resources

Telephone: 608/364-8808, X107

fhollenbach@regal-beloit.com

Financial: Dave Barta

Chief Financial Officer

Telephone: 608/364-8808, X106

dbarta@regal-beloit.com

General Electric Company

Debbie Wexler

Manager, Global Communications & Public Affairs

Telephone: 260-439-3250

deborah.wexler@ge.com